CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made this 5th day of March, 1998, by and between Wireless Data Solutions, Inc., a Utah corporation, and its successors and assigns, whose principal place of business is located at 1016 Shores Acres Drive, Leesburg, Florida 34748 (the "Company") and Brian Blankenburg, an individual with an address of 8066 Lake Ridge Drive Montgomery, Alabama 36117 (the "Consultant").

                         R E C I T A L S
     WHEREAS, the Company desires to engage the Consultant to provide services at the request of and subject to the satisfaction of the Company; and

     WHEREAS, the Consultant has previously provided certain services at the request and subject to the approval of the Company; and

     WHEREAS, the Company and the Consultant intend that this Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission (the "SEC") pursuant to which the Company may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the SEC by the Company.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                        A G R E E M E N T

     1. Consultant Services. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement and agrees to perform the services requested by management of the Company, to the Company's satisfaction during the term hereof. Subject to the terms and conditions of this Agreement, any and all services performed by the Consultant shall be performed in accordance with the requests of the management of the Company. The services performed by the Consultant shall be personally rendered by the Consultant, except that those persons normally employed by the Consultant in rendering services to others shall be allowed to perform functions ancillary to the Consultant's services to be performed hereunder.

     2. Compensation. In consideration of services performed by the Consultant hereunder, the Company shall pay not more than an aggregate of 300,000 shares of the Company's no par value common stock (the "Shares") to the Consultant. The Shares shall be issued incrementally as and if services are rendered by the Consultant (in amounts as determined by the Company in its discretion) over a period beginning on the date hereof and ending 18 months after the date hereof.

      3. Delivery of Shares. Subject to the filing and effectiveness of the S-8, as provided for and defined in Paragraph 4 of this Agreement, and any applicable state securities filings covering the Shares, and also subject to Paragraph 5 of this Agreement, one or more certificates representing the Shares shall be delivered to the Consultant by the Company in such increments as the Company shall choose in its sole discretion.

      4. Preparation of Securities Registration Forms; Payment of Fees. Except as provided in Paragraph 5, the parties understand and agree that the issuance of the Shares shall occur after the filing with the Securities and Exchange Commission (the "SEC") and effectiveness of all required Registration Statements and other necessary securities documents, including, without limitation, a Form S-8 Registration Statement to be filed under the Securities Exchange Act of 1934, as amended (the "S-8"). Upon execution of this Agreement, the Company shall take such actions as are reasonably necessary to effect the preparation and filing of the S-8, including the engagement of the services of a competent professional or professionals. The Consultant agrees to pay any registration fee required under the terms of the S-8.

      5.     Failure to Register Securities; Issuance of Restricted Shares.
If the Shares or Renewal Term Shares (as defined below) are not capable of registration with the SEC as set forth in Paragraph 4 prior to the expiration of this Agreement pursuant to Paragraph 11, the parties agree that the Shares shall be issued to the Consultants as "restricted" shares. In such circumstance, the transferability of the Shares, and Renewal Term Shares if applicable, will be restricted under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and regulations, and the Shares will not be eligible to be sold unless they are subsequently registered or an exemption from registration is available. If the Shares are issued as "restricted" shares, certificates representing the Shares will bear appropriate legends referring to the restrictions on resale and transferability imposed by the Act and applicable state securities laws and regulations. If the Shares are issued as "restricted" shares, the Company shall use its best efforts to prepare and file a registration statement covering the Shares by the earliest practicable date.

      6. Additional Compensation. The Company shall not be obligated to pay any additional compensation to the Consultant in connection herewith.

      7. Expenses. The Company shall initially pay for all ordinary and necessary out-of-pocket expenses incurred by Consultant on behalf of the Company prior to delivery of the Shares to the Consultant pursuant to Paragraph 3 hereof, in connection with the services performed or to be performed by the Consultant hereunder. The Consultant shall furnish such receipts or other evidence of payment of such expenses as may be reasonably requested by the Company to substantiate the same. Following delivery of the Shares pursuant to Paragraph 3 hereof, the Consultant shall reimburse the Company for all amounts initially paid by the Company for such ordinary and necessary out-of-pocket expenses incurred by the Consultant on behalf of the Company pursuant to this paragraph.

      8. Limitation on Nature of Services. None of the services performed or to be performed by the Consultant and paid for by the issuance of the Shares are or shall be services related to any "capital raising" transaction.

      9. Confidential Information. The Consultant acknowledges that in the course of performance of services under this Agreement, it has had or will have access to and has acquired or will acquire Confidential Information (as hereinafter described) concerning the Company, its business and operations. The Consultant agrees that he/she will not disclose any Confidential Information to third parties or use any Confidential Information for any purpose other than the performance of this Agreement except as disclosure may be necessary or appropriate in the course of performing this Agreement. For purposes of this Agreement, the term "Confidential Information" shall include all information relating to the business of the Company and all processes, services and other activities engaged in by the Company during the term of this Agreement; provided, however, that the term "Confidential Information" shall not include any information which at the time of disclosure to the Consultant is in the public domain, or which subsequently becomes a part of the public domain by publication or otherwise through no fault of the Consultant, or which is subsequently disclosed to the Consultant or its employees by a third party not in violation of any rights or obligations owed by such third party to the Company.
      10. Indemnification. Each party to this Agreement (hereinafter an "Indemnifying Party") hereby agrees to indemnify the other party to this Agreement (hereinafter an "Indemnified Party") for and hold the Indemnified Party harmless against the following: (a) any and all loss, liability or damage resulting from any breach or nonfulfillment of any agreement or obligation of the Indemnifying Party under this Agreement; and (b) any and all actions, suits, proceedings, damages, assessments, judgments, settlements, costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party as a result of the failure or refusal of the Indemnifying Party to defend any claim incident to or otherwise honor the foregoing provisions after having been given notice of and an opportunity to do so.

     If any claim or liability shall be asserted against an Indemnified Party which would give rise to a claim by the Indemnified Party against an Indemnifying Party for indemnification under the provisions of this Paragraph 10, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the same and, subject to the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld, the Indemnifying Party shall be entitled at its own expense to compromise or defend any such claim. The Indemnifying Party shall keep the Indemnified Party informed of developments with respect to such claim, including any litigation, and the Indemnified Party shall not compromise or settle any action, claim, demand or litigation without the prior written consent of the Indemnifying Party, in breach of which the Indemnified Party shall have no right to indemnification under this Agreement in respect of such compromise or settlement.

     11. Term; Expiration. The "Effective Date" of this Agreement is the date of execution hereof. This Agreement shall remain in effect until expiration as hereinafter provided. This Agreement shall expire on the date that is six (6) months after the Effective Date. Notwithstanding the foregoing, expiration of this Agreement pursuant to this Paragraph shall not alter or excuse the parties' obligations under Paragraphs 3, 4 or 10 of this Agreement.

      12. Independent Contractors. The Company and the Consultant agrees that the Consultant is an independent contractor for all services performed and to be performed under the terms and conditions of this Agreement and shall not be deemed to be the Company's agent for any purpose whatsoever and are not granted any right or authority under this Agreement to assume or create any obligation or liability, whether express or implied, absolute or contingent, on the Company's behalf, or to bind the Company in any manner. The Consultant shall be liable for any FICA taxes, withholding or other similar taxes or charges arising from the issuance of any Shares of the Company's common stock to the Consultant or any other compensation received hereunder, and the Consultant shall indemnify and hold harmless the Company therefrom; it is understood by the parties that the value of all such items has been taken into account by the parties in determining the amount of compensation for services rendered by the Consultant hereunder.

      13. Representation and Warranties of Consultants. The Consultant individually represents and warrants to, and covenants with, the Company as follows:

           13.1 Personal Nature of Services. The services performed by the Consultant have been personally rendered by the Consultant, and no one acting for or on behalf of the Consultant.

           13.2 Sophisticated Investors. The Consultant represents and warrants that by reason of income, net assets, education background and business acumen, he has the experience and knowledge to evaluate the risks and merits attendant to an investment in the Shares, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of his/her total investment in the Company.

           13.3 Limitation on Service. None of the services rendered or to be rendered by the Consultants and paid for by the issuance of the Shares shall be services related to any "capital raising" transaction.

           13.4 Valid Obligation; No Conflicts. Execution of this Agreement and performance of services hereunder by the Consultant constitutes a valid and binding obligation of the Consultant and his performance hereunder will not violate any other agreement to which such Consultant is a party.

      14.     Miscellaneous Provisions.

           14.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable addresses appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

           14.2 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

           14.3 Binding Agreement; Non-Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devises, successors and permitted assigns of the respective parties hereto; however, none of the rights or obligations hereunder attaching to the Consultant may be assigned, without the express written consent of the Company.

           14.4 Entire Agreement. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and cancels any prior agreement, representation or communication, whether oral or written, between the parties relating to the transactions contemplated herein or subject matter hereof. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

           14.5 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

           14.6 Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

           14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           14.8 Governing Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Utah. Venue for any action hereunder shall be the State of Florida.
          14.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and the parties hereto agree to submit any such claim or controversy to a competent arbitration body for resolution.

           14.10 Legal Fees and Costs. If any action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established herein, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his assigns, or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first written above.

                                      WIRELESS DATA SOLUTIONS, INC.

                                      By:  /s/ Mike McLaughlin
                                           ---------------------
                                               Mike McLaughlin, President

                                      BRIAN BLANKENBURG


                                          /s/ Brian Blankenburg
                                          -----------------------